SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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/_/ Preliminary Proxy Statement
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                           NOCOPI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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                                  PRESS RELEASE

        Nocopi Technologies, Inc. Postpones Annual Meeting To December 15


     West Conshohocken, PA, December 2 /PRNewswire/- - Nocopi Technologies, Inc. (OTC Bulletin Board: NNUP) today announced that it has postponed its annual meeting of shareholders to December 15, 1999 at 2:30 P.M. The site of the meeting has been changed to the offices of Buchanan Ingersoll P.C., 1835 Market Street-15th Floor, Philadelphia, PA 19103. Jack H. Halperin, Chairman of the Board, stated that with only two days left before the meeting date the transfer agent had received proxies for less than 10% of the outstanding shares, far less than a quorum. The meeting is being postponed to enable more stockholders to vote their shares at the meeting.

     Nocopi Technologies, Inc. was founded in 1984 and is based in West Conshohocken, Pennsylvania. The company is engaged in the business of developing solutions against counterfeiting, product diversion, document security and authentication via patented technologies including invisible ink and reactive thread.